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                                                                       ITEM 15.1


                         ACKNOWLEDGMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                 REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
Enterprise Systems, Inc.:

With respect to the Registration Statements on Form S-8 of Enterprise Systems, Inc., we acknowledge our awareness of the use therein of our report dated July 24, 1996 related to our review of interim financial information as of June 30, 1996.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                                      KPMG PEAT MARWICK LLP

Chicago, Illinois
August 12, 1996




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